EXHIBIT 21

SUBSIDIARIES OF ORIENT-EXPRESS HOTELS LTD.

Jurisdiction of Organization
CSN San Miguel Holdings Ltd.	B.V.I
OEH Inmobiliaria S.A. de C.V. (subsidiary of CSN San Miguel Holdings Ltd)	Mexico
Cupecoy Village Real Estate NV	St. Maarten
Cupecoy Village Development NV	St. Maarten
Game Viewers (Pty) Ltd.	Botswana
Game Trackers (Pty) Ltd. (subsidiary of Game Viewers (Pty) Ltd.)	Botswana
Global Marketing Ltd.	Bermuda
Grupo Conceptos S.A.	B.V.I.
Spa Residential S.A. de C.V. (subsidiary of Grupo Conceptos S.A.)	Mexico
Haggerton Holdings Ltd.	Cyprus
OEH Hong Kong Ltd.	Hong Kong
PT. Bali Resort and Leisure Company Ltd. (subsidiary of OEH Hong Kong Ltd.)	Indonesia
Hosia Company Ltd.	Hong Kong
Subsidiaries of Hosia Company Ltd.
Khmer Angkor Hotel Company Ltd.	Cambodia
PRA-FMI Pansea Hotel Development Company Ltd.	Myanmar
Samui Island Resort Company Ltd.	Thailand
Societe Hoteliere de Phou Vao Ltd.	Laos
La Residencia Ltd.	U.K.
Son Moragues S.A. (subsidiary of La Residencia Ltd.)	Spain
La Samanna S.A.S.	France
Leisure Holdings Asia Ltd.	Bermuda
Subsidiaries of Leisure Holdings Asia Ltd.
Myanmar Hotels and Cruises Ltd.	Myanmar
Vessel Holdings 2 Ltd.	Bermuda
Myanmar Cruises Ltd.	Myanmar
Myanmar Shwe Kyet Yet Tours Ltd.	Myanmar
Luxurytravel.com UK Ltd.	U.K.
Luxury Waterway Cruises Ltd.	Bermuda
Miraflores Ventures Ltd.	B.V.I.
Plan Costa Maya S.A. de C.V. (subsidiary of Miraflores Ventures Ltd.)	Mexico
Mount Nelson Hotel Ltd.	U.K.
Orient-Express Peru Management S.A.	Peru
Orient-Express Peru S.A. (subsidiary of Orient-Express Peru Management S.A.)	Peru
O.E. Interactive Ltd.	Bermuda
OEH Oxford Ltd.	Bermuda
OEH Peru Ltd.	Bermuda
OEH Spain Ltd.	Bermuda
Nomis Mallorcan Investments S.A. (subsidiary of OEH Spain Ltd.)	Spain
Orient-Express Holdings 1 Ltd.	Bermuda
Orient-Express Hotels Inc.	Delaware
Subsidiaries of Orient-Express Hotels Inc.
‘21’ Club Inc.	New York
Charleston Place Holdings Inc.	Delaware
El Encanto Inc.	Delaware
Mountbay Holdings Inc.	Delaware
Inn at Perry Cabin Corporation (subsidiary of Mountbay Holdings Inc.)	Maryland
Orient-Express Services Inc.	Delaware
Luxury Reservation Services Inc. (subsidiary of Orient-Express Services Inc.)	Delaware
Venice Simplon-Orient-Express Inc.	Delaware
Orient-Express Management Services S.a.r.l.	Luxembourg
Orient-Express Luxembourg Investments S.a.r.l.	Luxembourg
Orient-Express Luxembourg Holdings S.a.r.l.	Luxembourg
Subsidiaries of Orient-Express Luxembourg Holdings S.a.r.l.
Blanc Restaurants Ltd.	U.K.
Belmond Signature Boutique Ltd.	U.K.
Elysees Spa S.A.S.	France
Luxury Trains S.r.l.	Italy
Reids Hoteis Lda.	Portugal
Island Hotel (Madeira) Ltd. (subsidiary of Reids Hoteis Lda.)	U.K.
Venice Simplon-Orient-Express Ltd.	U.K.
Subsidiaries of Venice Simplon-Orient-Express Ltd.

Jurisdiction of Organization
Great Scottish & Western Railway Holdings Ltd.	U.K.
The Great Scottish & Western Railway Company Ltd. (subsidiary of Great Scottish & Western Railway Holdings Ltd.)	U.K.
Northern Belle Ltd.	U.K.
Venice Simplon-Orient-Express Deutschland G.m.b.H.	Germany
Venice Simplon-Orient-Express Voyages S.A.	France
Orient-Express Hotels Italia S.r.l.	Italy
Subsidiaries of Orient-Express Hotels Italia S.r.l.
Hotel Caruso S.r.l.	Italy
Hotel Cipriani S.r.l.	Italy
Hotel Splendido S.r.l.	Italy
Villa San Michele S.r.l.	Italy
Orient-Express Investmenti S.p.a.	Italy
Orient-Express Esercizi S.r.l. (subsidiary of Orient-Express Investimenti S.p.a.)	Italy
Phoenix Argente SAS	France
Orient-Express Hotels U.K. Ltd.	U.K.
Subsidiaries of Orient-Express Hotels U.K. Ltd.
European Cruises Ltd.	U.K.
Crosieres Orex S.A. (subsidiary of European Cruises Ltd.)	France
Horatio Properties Ltd.	U.K.
Belmond (UK) Ltd.	U.K.
Orient-Express Hotels Properties Ltd.	Bermuda
Subsidiaries of Orient-Express Hotels Properties Ltd.
Compania Hoteis Palace	Brazil
Orient-Express Hotels Brasil S.A.	Brazil
Orient-Express Spanish Holdings S.L.	Spain
Peru Rail Ltd.	Bermuda
Viewgrove Holdings Ltd.	Cyprus
LLC Europe Hotel (subsidiary of Viewgrove Holdings Ltd.)	Russia